Certification under Rule 466

The Depositary, Citibank, N.A., represents and certifies the following:

(1) That it previously had filed a Registration Statement on Form F-6 ( MANUFACTURAS DE PAPEL, C.A. (MANPA), S.A.C.A., File No. 333-13364), which the United States Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                   Citibank, N.A., as Depositary


                                                   By: /s/ Patricia Brigantic
                                                       -------------------------
                                                   Name:   Patricia Brigantic
                                                   Title:  Director and Counsel